Exhibit 10.7

SECOND AMENDMENT TO

PENNSYLVANIA MINE COMPLEX OPERATING AGREEMENT

THIS SECOND AMENDMENT TO PENNSYLVANIA MINE COMPLEX OPERATING AGREEMENT (this “Amendment”) is made as of this 28th day of November 2017 (the “Execution Date”), by and among CONSOL PENNSYLVANIA COAL COMPANY LLC, a Delaware limited liability company (“CPCC”), CONRHEIN COAL COMPANY, a Pennsylvania general partnership (“Conrhein,” and together with CPCC, the “CONSOL Parties”), CONSOL THERMAL HOLDINGS LLC (formerly known as CNX Thermal Holdings LLC), a Delaware limited liability company (“Operator”), and, for purposes of Sections 1.2, 1.3, 1.4, 3.6 and 3.7 hereof, CONSOL COAL RESOURCES LP (formerly known as CNX Coal Resources LP), a Delaware limited partnership (“CNXC”). CONSOL Parties and Operator may be referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the CONSOL Parties and Operator own undivided interests in those certain coal mines in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine, the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant (the “Pennsylvania Mine Complex”); and

WHEREAS, the CONSOL Parties and Operator are party to that certain Pennsylvania Mine Complex Operating Agreement, dated as of July 7, 2015, as amended by that certain First Amendment to Pennsylvania Mine Complex Operating Agreement, dated as of September 30, 2016 (as so amended by such First Amendment, the “Operating Agreement”), pursuant to which the Owning Parties (as defined in the Operating Agreement) designated Operator as the operator of the Assets (as defined in the Operating Agreement) and in connection therewith engaged Operator as an independent contractor to provide, directly or indirectly, certain services with respect to the operation of the Assets, subject to and upon the terms and conditions as further described in the Operating Agreement; and

WHEREAS, the CONSOL Parties and Operator desire to further amend the Operating Agreement as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, the CONSOL Parties and Operator hereby agree as follows:

ARTICLE 1

AMENDMENT

1.1 New Defined Terms. The following new defined terms are hereby added to the Operating Agreement in the appropriate alphabetical order therein:

“Administrative Agents” shall have the meaning set forth in the Parent Credit Agreement.

“Affiliated Company Loan Agreement” shall mean that certain Affiliated Company Credit Agreement, dated on or about the Execution Date, by and among Parent, as lender, CNXC, as borrower, the guarantors party thereto, Parent or its Affiliate, as administrative agent, and PNC Bank, National Association, as collateral agent, as amended, restated, supplemented, refinanced or replaced from time to time, but not including a Specified Refinancing Facility.

“Affiliated Company Loan Documents” shall have the meaning set forth in the Parent Credit Agreement.

“Affiliated Company Loan Facility Repayment Date” shall mean the date on which all commitments under the Affiliated Company Loan Agreement have been terminated, all loans thereunder have been repaid, and all interest, fees, expenses and all other obligations payable thereunder (other than unasserted contingent indemnity obligations) have been paid.

“ALF Collateral Agent” shall mean the Collateral Agent (as defined in the Affiliated Company Loan Agreement).

“Capital Lease Cap” shall have the meaning set forth in Section 3.6(b)(i) of this Agreement.

“CONSOL Financing Agent” shall have the meaning set forth in Section 9.1(c) of this Agreement.

“CONSOL Financing Assigned Interests” shall have the meaning set forth in Section 9.1(c) of this Agreement.

“CONSOL Financing Documents” shall have the meaning set forth in Section 9.1(c) of this Agreement.

“CONSOL Financing Substitute Owner” shall have the meaning set forth in Section 9.1(c) of this Agreement.

“Form 10” shall mean the Form 10 (File No. 001-38147) of Parent filed with the Securities and Exchange Commission (or any successor entity thereto) on November 2, 2017.

“Indebtedness” shall have the meaning assigned to such term in the Affiliated Company Loan Agreement as of the Execution Date.

“Lien” shall have the meaning assigned to such term in the Affiliated Company Loan Agreement as of the Execution Date.

“Operator Financing Agent” shall mean (i) the collateral agent under the Affiliated Company Loan Agreement, (ii) any collateral agent or collateral trustee for Indebtedness permitted under the Affiliated Company Loan Agreement, (iii) from and after the Affiliated Company Loan Facility Repayment Date, the collateral agent or collateral trustee for the Permitted Debt, and (iv) from and after the Affiliated Company Loan Facility Repayment Date if it occurs in connection with a Specified Refinancing Facility, the collateral agent or collateral trustee under a Specified Refinancing Facility.

“Operator Financing Assigned Interests” shall have the meaning set forth in Section 9.1(b) of this Agreement.

“Operator Financing Documents” shall mean (i) the Affiliated Company Loan Documents and any documents governing Indebtedness permitted under the Affiliated Company Loan Agreement, (ii) following the Affiliated Company Loan Facility Repayment Date, the documents governing Permitted Debt, and (iii) from and after the Affiliated Company Loan Facility Repayment Date if it occurs in connection with a Specified Refinancing Facility, the documents governing a Specified Refinancing Facility.

“Operator Financing Substitute Owner” shall have the meaning set forth in Section 9.1(b) of this Agreement.

“Parent” shall mean CONSOL Energy Inc., formerly known as CONSOL Mining Corporation, a Delaware corporation.

“Parent Credit Agreement” shall mean that certain Credit Agreement, dated on or about the Execution Date, by and among Parent, as borrower, the guarantors party thereto, PNC Bank, National Association, as administrative agent for the Revolving Lenders and the Term A Lenders (each as defined therein) and as collateral agent, Citibank, N.A., as administrative agent for the Term B Lenders (as defined therein), and the lenders party thereto, as amended, restated, supplemented, refinanced or replaced, in whole or in part, from time to time, in each case, providing for loans, letters of credit, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other forms of indebtedness, and whether or not with the original or new agents and/or lenders or a trustee or other representative, purchasers and/or holders.

“Parent Credit Agreement Lenders” shall mean the “Lenders” under and as defined in the Parent Credit Agreement.

“Parent Credit Agreement Repayment Date” shall mean the date on which all commitments under the Parent Credit Agreement have been terminated, all loans thereunder have been repaid, all letters of credit issued thereunder have been terminated, have expired or cash collateralized or otherwise in a manner reasonably satisfactory to the issuers of such letters of credit, and all interest, fees, premium, expenses and all other obligations payable thereunder (other than unasserted contingent indemnity obligations) have been paid in full in cash.

“Permitted Debt” shall have the meaning set forth in Section 3.8 of this Agreement.

“Permitted Encumbrances” shall mean “Permitted Liens” as set forth in the Affiliated Company Loan Agreement as of the Execution Date; provided that clauses (2) and (5) of such definition shall not apply.

“Qualified Receivables Transaction” shall mean any transaction or series of transactions that may be entered into by (a) Parent or any Restricted Subsidiary (as defined in the Parent Credit Agreement as of the Execution Date) in which Parent or any such Restricted Subsidiary may sell, contribute, convey or otherwise transfer to a Receivables Subsidiary (as defined in the Parent Credit Agreement as of the Execution Date) or any other person (in the case of a transfer by a Receivables Subsidiary (as defined in the Parent Credit Agreement)), or may grant a security interest in, any Qualified Receivables Assets (as defined in the Parent Credit Agreement), or (b) CNXC or any of its subsidiaries, in which CNXC or any such subsidiary may, directly or indirectly through a Restricted Subsidiary (as defined in the Affiliated Company Loan Agreement as of the Execution Date) of Parent, sell, contribute, convey or otherwise transfer to a Receivables Subsidiary (as defined in the Affiliated Company Loan Agreement as of the Execution Date) of Parent, or may grant a security interest in, any Qualified Receivables Assets (as defined in the Affiliated Company Loan Agreement), in each case, as amended, restated, supplemented, refinanced or replaced from time to time.

“Second Lien Notes” shall mean the senior secured second lien notes issued prior to the Execution Date by Parent and guarantied by certain of its subsidiaries.

“Second Lien Notes Documents” shall mean (i) Second Lien Notes, (ii) the indenture governing the Second Lien Notes and (iii) each security document or pledge agreement to grant a security interest in any property as collateral for the obligations in respect of the Second Lien Notes, and all financing statements or instruments of perfection filed with respect to such security interests, in each case, as amended, restated, supplemented, refinanced or replaced, in whole or in part, from time to time, in each case, providing for debt securities, loans, letters of credit, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other forms of indebtedness, and whether or not with the original or new trustee or an agent, other representative, lender, purchasers and/or holders.

“Specified Refinancing Facility” shall mean a loan, credit facility or debt securities incurred or issued, as applicable, by CNXC and/or one or more of its subsidiaries that was entered into when all of the following conditions were met:

(1)	CNXC made a borrowing request in accordance with the Affiliated Company Loan Agreement and all conditions to such borrowing were satisfied as of the date such borrowing request was made;

(2)	the lender(s) under the Affiliated Company Loan Agreement defaulted on its/their obligation to lend under the Affiliated Company Loan Agreement, and such default continued for at least three Business Days after the proposed borrowing date set forth in such borrowing request;

(3)	CNXC provided written notice to the Parent Credit Agreement Lenders that (a) it intended to seek a Specified Refinancing Facility and (b) the Parent Credit Agreement Lenders are entitled (but not obligated) to take the funding obligations under the Affiliated Company Loan Agreement by assignment from the lender(s) under the Affiliated Company Loan Agreement or provide the Specified Refinancing Facility on terms to be agreed with CNXC; and

(4)	the Parent Credit Agreement Lenders did not agree in good faith to exercise the rights described in clause (3)(b) above within 10 Business Days after receipt of such notice or declined in writing to exercise the rights set forth in such clause 3(b);

provided that the Specified Refinancing Facility shall (A) have (1) a maturity date that is later than the 91st day following the maturity of the Term B Loans at the time that the Specified Refinancing Facility is entered into and (2) a weighted average life to maturity that is not shorter than the Term B Loans at the time that the Specified Refinancing Facility is entered into; (B) contain financial covenants that are not less restrictive than the financial covenants in the Affiliated Company Loan Agreement in effect at the time that the Specified Refinancing Facility is entered into; (C) contain, at a minimum, covenants substantially similar to (or at least as restrictive as, when taken as a whole) the covenants covered by Sections 8.1.1 through 8.1.19 (other than Sections 8.1.6, 8.1.8, 8.1.9, 8.1.11, 8.1.12, 8.1.14(b), 8.1.15, 8.1.17 and 8.1.18) and Sections 8.2.3 through 8.2.15 (other than Section 8.2.13) of the Affiliated Company Loan Agreement as most recently in effect at the time that the Specified Refinancing Facility is entered into (section references herein being to such covenants in the Affiliated Company Loan Agreement as of the Execution Date); (D) contain reporting requirements and visitation rights substantially similar to those set forth in the Affiliated Company Loan Agreement as most recently in effect prior to the Affiliated Company Loan Facility Repayment Date, with notices of default being deemed to reference defaults under the Specified Refinancing Facility (the deliveries of which shall be delivered to, and visitation rights shall be granted to, the collateral agent under the Parent Credit Agreement) and (E) contain provisions substantially the same as Section 6.6, the third sentence of Section 8.5 and Section 8.14(a) of the Security Agreement that is part of the Affiliated Company Loan Documents, as such Sections are in effect as of the Execution Date.

“Term B Loans” shall have the meaning set forth in the Parent Credit Agreement as of the Execution Date.

“Transactions” shall mean (1) the execution and delivery of the agreements and contracts contemplated by the Form 10 to be effective as of the Execution Date by and of the parties thereto, (2) the execution and delivery of the Loan Documents (as defined in the Parent Credit Agreement) to be entered into as of the Execution Date by the parties thereto, (3) to the extent required, the cash collateralization, and/or cash collateralization of letters of credit issued to support, surety bonds outstanding for the benefit of Parent and its subsidiaries as of the Execution Date, (4) the entry by CNXC, Parent and the other parties thereto into the Affiliated Company Loan Documents, (5) the effectiveness of any Qualified Receivables Transaction (to the extent entered into on or prior to the Execution Date), (6) the issuance of Second Lien Notes and the execution and delivery of the Second Lien Notes Documents, and (7) the borrowing of Term Loans under (and as defined in) the Parent Credit Agreement to be made on the Execution Date.

1.2 Amendment and Restatement of Section 3.6(b)(i). Section 3.6(b)(i) of the Operating Agreement is hereby amended and restated as follows:

(i) CNXC shall not, and shall not cause or permit any of its subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any property or assets of CNXC or any of its subsidiaries, other than (A) liens securing the Obligations (as defined in the Affiliated Company Loan Agreement); (B) liens permitted by the Affiliated Company Loan Agreement; and (C) from and after the Affiliated Company Loan Facility Repayment Date, (x) liens securing (1) Permitted Debt, (2) capital leases up to $5,000,000 (the “Capital Lease Cap”) in aggregate principal amount; provided that such liens under this subclause (2) shall attach only to the property which is the subject of such capital leases and (3) if the Affiliated Company Loan Facility Repayment Date occurs in connection with a Specified Refinancing Facility, the obligations in respect of the Specified Refinancing Facility and (y) Permitted Encumbrances.

1.3 Amendment and Restatement of Section 3.6(b)(ii). Section 3.6(b)(ii) of the Operating Agreement is hereby amended and restated as follows:

(ii) As of the Execution Date, the Parties and CNXC agree that partition in kind of the Pennsylvania Mine Complex is impracticable, and the sale of Percentage Interests held by the Non-Operating Parties or Operator would realize significantly less for the estate of the Non-Operating Parties or Operator, as applicable, than the sale of the Pennsylvania Mine Complex free of the interests of the applicable co-owners.

1.4 New Section 3.8. A new Section 3.8 is added to the Operating Agreement as follows:

3.8 Debt and Other Covenants.

(a) CNXC shall not, and shall not cause or permit any of its subsidiaries to, incur or guarantee any Indebtedness, except (x) borrowings under the Affiliated Company Loan Agreement and Indebtedness permitted by the Affiliated Company Loan Agreement or (y) from and after the Affiliated Company Loan Facility Repayment Date, (i) Indebtedness not in excess of $105,000,000 aggregate principal amount (all debt permitted by clause (y)(i), “Permitted Debt”); provided that any such Indebtedness (A) shall have a maturity date that is later than the 91st day following the maturity of the Term B Loans at the time of incurrence of such Permitted Debt, (B) shall have a weighted average life to maturity that is not shorter than the Term B Loans at the time of incurrence of such Permitted Debt, and (C) shall not have mandatory prepayments or requirements to offer to purchase (other than (I) mandatory prepayments or offers to purchase permitted by clause (5) of the definition of “Required Debt Terms” in the Affiliated Company Loan Agreement as of the Execution Date and (II) other types of mandatory prepayments or offers approved by the Administrative Agents (if any) in their reasonable discretion), (ii) capital leases in an aggregate principal amount not to exceed the Capital Lease Cap, (iii) Indebtedness described in clauses (b) (with respect to Indebtedness existing on the Execution Date and refinancings thereof only that are permitted by such clause (b) of the Affiliated Company Loan Agreement as in effect on the Execution Date), (c), (f) and (g) of Section 8.2.1 of the Affiliated Company Loan Agreement as of the Execution Date; and (iv) if the Affiliated Company Loan Facility Repayment Date occurs in connection with a Specified Refinancing Facility, borrowings and letters of credit under the Specified Refinancing Facility in an aggregate amount not exceeding the total commitments under the Affiliated Company Loan Agreement immediately prior to the Affiliated Company Loan Facility Repayment Date.

(b) If a Specified Refinancing Facility is entered into, CNXC agrees that it will not amend, waive or modify the Specified Refinancing Facility in a manner that would result in the Specified Refinancing Facility not satisfying the requirements of the definition of “Specified Refinancing Facility” after giving effect to such amendment, waiver or modification.

1.5 Amendment of Section 9.1(b). Section 9.1(b) of the Operating Agreement is hereby amended and restated as follows:

(b) The CONSOL Parties (i) acknowledge that the Operator has entered into or will enter into the Affiliated Company Loan Documents and may enter into documents governing Indebtedness permitted under the Affiliated Company Loan Documents, Permitted Debt and/or a Specified Refinancing Facility, (ii) consent in all respects to the collateral assignment under the Operator Financing Documents of all of Operator’s right, title and interest in, to and under this Agreement, (iii) acknowledge the right of each Operator Financing Agent or its designee(s) or assignee(s), in the exercise of such Operator Financing Agent’s rights and remedies under the Operator Financing Documents, to make all demands, give all notices, take all actions and exercise all rights of Operator under this Agreement (the “Operator Financing Assigned Interests”) and (iv) acknowledge that if an Operator Financing Agent or its designee(s) or assignee(s) has elected to exercise the rights and remedies set forth in the Operator Financing Documents, then such Operator Financing Agent, its designee(s) or assignee(s) or any other purchaser of the Operator Financing Assigned Interests in a judicial or nonjudicial foreclosure sale (an “Operator Financing Substitute Owner”) shall be substituted for Operator under this Agreement. In the event described in clause (iv), the CONSOL Parties shall recognize such Operator Financing Substitute Owner in its capacity as such and shall continue to perform their respective obligations under this Agreement in favor of such Operator Financing Substitute Owner.

1.6 New Section 9.1(c). A new Section 9.1(c) is added to the Operating Agreement as follows:

(c) The Operator (i) acknowledges that the CONSOL Parties have entered into or will enter into one or more credit agreements, notes, indentures, other secured or unsecured debt instruments, security agreements, other security instruments, or other agreements, instruments or documents related thereto, including in connection with the Parent Credit Agreement and the Second Lien Notes Documents (collectively, the “CONSOL Financing Documents”) with the administrative agent(s), lender(s) (in certain cases, to the extent such lenders are not represented by an administrative agent, collateral agent, collateral trustee or other agent), collateral agent(s), collateral trustee(s) or other agent(s) party thereto (each, a “CONSOL Financing Agent”), (ii) consents in all respects to the collateral assignment under the CONSOL Financing Documents of all of the CONSOL Parties’ right, title and interest in, to and under this Agreement, (iii) acknowledges the right of each CONSOL Financing Agent or its designee(s) or assignee(s), in the exercise of such CONSOL Financing Agent’s rights and remedies under the CONSOL Financing Documents, to make all demands, give all notices, take all actions and exercise all rights of the CONSOL Parties under this Agreement (the “CONSOL Financing Assigned Interests”) and (iv) acknowledges that if a CONSOL Financing Agent or its designee(s) or assignee(s) has elected to exercise the rights and remedies set forth in the CONSOL Financing Documents, then such CONSOL Financing Agent, its designee(s) or assignee(s) or any other purchaser of the CONSOL Financing Assigned Interests in a judicial or nonjudicial foreclosure sale (a “CONSOL Financing Substitute Owner”) shall be substituted for the CONSOL Parties under this Agreement. In the event described in clause (iv), the CONSOL Parties shall recognize such CONSOL Financing Substitute Owner in its capacity as such and shall continue to perform its obligations under this Agreement in favor of such CONSOL Financing Substitute Owner.

ARTICLE 2

INSTRUCTION

Operating Committee Approval. To the extent such action is required by Section 4.2(k) of the Operating Agreement, each Party hereby instructs its representative on the Operating Committee to take all action necessary to approve, and by the execution of this Amendment, the Operating Committee hereby approves, the Transactions.

ARTICLE 3

MISCELLANEOUS

3.1 Definitions. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in the Operating Agreement.

3.2 Amendment Compliance. The Parties acknowledge that this Amendment complies with the requirements to amend the Operating Agreement, as stated in Section 9.7 of the Operating Agreement.

3.3 References. All references to the Operating Agreement in any document, instrument or agreement shall hereafter be deemed to refer to the Operating Agreement as amended hereby.

3.4 Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

3.5 Ratification. The Operating Agreement, as amended herein, is ratified and confirmed.

3.6 Third Party Beneficiaries. The Parties hereby acknowledge and agree that each of (i) the Administrative Agents (for the benefit of themselves and the Parent Credit Agreement Lenders), (ii) the collateral agent under the Parent Credit Agreement (for the benefit of itself and the Parent Credit Agreement Lenders) and (iii) the ALF Collateral Agent is an express third party beneficiary of this Amendment and the Operating Agreement, and each of the Parties and CNXC agrees not to challenge or contest or support any other Person in challenging or contesting the status of any Person referred to in clause (i), (ii) or (iii) as a third party beneficiary. Notwithstanding the foregoing, it is expressly agreed that the Parties and CNXC may amend the Operating Agreement to terminate or otherwise modify this Amendment if (A) the Parent Credit Agreement Repayment Date has occurred (for the avoidance of doubt, other than in connection with an amendment, restatement, refinancing or replacement thereof) or (B) the Parent Credit Agreement is being refinanced or replaced in its entirety in a transaction in which the Parent Credit Agreement Repayment Date would occur and such termination or modification is approved in writing by the parties to such refinancing or replacement of the Parent Credit Agreement; provided that, in the case of clause (B), the CONSOL Parties agree, for the benefit of CNXC and its subsidiaries, to use commercially reasonable efforts (or shall cause Parent to use commercially reasonable efforts) to request that such parties to such refinancing or replacement of the Parent Credit Agreement approve such a termination or modification.

3.7 Miscellaneous. Section 1.2 of the Operating Agreement and Section 9.8 of the Operating Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Parties and CNXC have executed this Amendment to be effective as of the Execution Date.

CPCC:

CONSOL PENNSYLVANIA COAL COMPANY LLC

By:	/s/ Stephen W. Johnson
Name: Stephen W. Johnson
Title: Vice President and Secretary

CONRHEIN:

CONRHEIN COAL COMPANY

By:	/s/ Stephen W. Johnson

Name: Stephen W. Johnson
Title: Vice President

OPERATOR:

CONSOL THERMAL HOLDINGS LLC
(f/k/a CNX THERMAL HOLDINGS LLC)

By:	/s/ Martha A. Wiegand

Name: Martha A. Wiegand
Title: General Counsel and Secretary

For purposes of Sections 1.2, 1.3, 1.4, 3.6 and 3.7 hereof:

CONSOL COAL RESOURCES LP
(f/k/a CNX COAL RESOURCES LP)

By:	CONSOL COAL RESOURCES GP LLC
(f/k/a CNX COAL RESOURCES GP LLC),
its general partner

By:	/s/ Martha A. Wiegand

Name: Martha A. Wiegand
Title: General Counsel and Secretary

Signature Page to Second Amendment to

Pennsylvania Mine Complex Operating Agreement

Operating Committee Signatories:

By:	/s/ Nicholas J. DeIuliis
Name: Nicholas J. DeIuliis
Title: Non-Operating Representative

By:	/s/ James A. Brock
Name: James A. Brock
Title: Operator Representative

Signature Page to Second Amendment to

Pennsylvania Mine Complex Operating Agreement

[Operating Committee]